Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 23, 1998 relating to the financial statements of Poughkeepsie Financial Corp., appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of HUBCO, Inc. dated August 14, 1998


DELOITTE & TOUCHE LLP

Stamford, Connecticut
September 28, 1998